PRUDENTIAL JENNISON SERIES FUND, INC.
                              Gateway Center Three
                         100 Mulberry Street, 9th Floor
                          Newark, New Jersey 07102-4077



                                                November 26, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Prudential Jennison Series Fund, Inc.
               (Formerly Prudential Jennison Fund, Inc.)
               File Nos. 33-61997 and 811-7343

Ladies and Gentlemen:

     On behalf of Prudential Jennison Series Fund, Inc. enclosed for filing, under the Investment Company Act of 1940, are:

     (1)  the Form 24F-2 for the Fund; and
     (2)  an opinion of counsel to the Fund.

     These documents are being filed electronically via the EDGAR System.

     If you have any questions relating to the foregoing, please call the undersigned at (201) 367-7532.

                                   Yours truly,


                                   /s/Ellyn C. Vogin
                                   Ellyn C. Vogin
                                   Assistant Secretary



Enclosures






GPF/PJF96.LTR